UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
Federal Home Loan Bank of New York
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 441-6616
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 17, 2009, the Board of Directors of the Federal Home Loan Bank of New York (“FHLBNY”) amended Article III, Section 1 of the FHLBNY’s Bylaws (the “Bylaws”) incorporate into the Bylaws requirements relating to FHLBNY Directors as set forth in the Housing and Economic Recovery Act enacted in 2008 and in related regulations of the Federal Housing Finance Agency (“FHFA”). The amendments describe the two classes of Directors, Member Directors and Independent Directors, that make up the composition of the Board; the nominating process for Independent Directorships; and the filling of Board vacancies by the Directors. The Bylaws were also amended to revise the name of the FHLBNY’s regulator from the Federal Housing Finance Board to the FHFA.
The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the amended Bylaws, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Amended Bylaws of the FHLBNY

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: September 23, 2009	By:	/s/ Patrick A. Morgan
Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer